Exhibit 107

Calculation of Registration Fee

Form S-8

(Form Type)

PepGen Inc.

(Exact name of registrant as specified in its charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Rule 457(c) and Rule 457(h)	1,185,660 (3)	$15.62	$18,520,009	$0.0001102	$2,040.91
Total Offering Amounts					$18,520,009		—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$2,040.91

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”), which become issuable under the 2022 Stock Option and Incentive Plan (the “2022 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of Common Stock. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of the registrant’s common stock as reported on The Nasdaq Stock Market LLC on March 17, 2023, in accordance with Rule 457(c) of the Securities Act.

(3)

Represents an automatic increase of 1,185,660 shares of common stock reserved for issuance under the 2022 Plan, effective January 1, 2023. Shares available for issuance under the 2022 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on May 10, 2022 (File No. 333-264822).